EXHIBIT 10.15


                   AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this "Amendment"), effective as of June 26, 2002 (the "Effective Date") is entered into by and between THE IMMUNE RESPONSE CORPORATION, a Delaware corporation (the "Company"), and TRINITY MEDICAL GROUP USA, INC., a Florida corporation (the "Investor"), with respect to the following facts.

                                    RECITALS

     A. IRC and Trinity Medical Group, Co., Ltd., a Thai limited company ("Trinity Thailand"), entered into the Stock Purchase Agreement dated as of September 15, 1995 (the "Agreement").

     B. Pursuant to the Assignment Agreement dated as of August 3, 2000, between Trinity Thailand and the Investor, Trinity Thailand assigned to the Investor and the Investor assumed, all of Trinity Thailand's rights and obligations under the Agreement.

     C. The parties now desire to amend the Agreement on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the parties amend the Agreement and otherwise agree as follows:

                                   ARTICLE 1
                                    AMENDMENT

     1.1 Section 1.1 of the Agreement is restated in its entirety to read as follows:

          1.1 Sale and Issuance of Shares. On the terms and subject to the conditions of the Agreement, the Investor shall purchase, and the Company shall sell and issue to the Investor, the following number of shares (the "Shares") of the Company's common stock on the following dates (each a "Closing Date") at the following purchase price (the "Purchase Price"):

               1.1.1 The Investor shall purchase, and the Company shall sell and issue to the Investor, 333,334 Shares at the Purchase Price of US$15.00 per share, on April 30, 1996 (the "First Closing Date"); and

               1.1.2 The Investor shall purchase, and the Company shall sell and issue to the Investor, 2,000,000 Shares at the Purchase Price of US$2.50 per share, on the date that is thirty (30) days after the date on which the Investor receives the required marketing approval from the governing health authority of Thailand for the Product (the "Second Closing Date").


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     1.2 Section 2.10 of the Agreement is restated in its entirety to read as follows:

          2.10 The Company (a) is a "domestic issuer" and a "reporting issuer" (as such terms are defined in Rule 902 of Regulation S), and (b) has filed all material required to be filed by it pursuant to the requirements of
     Section 13(a) or 15(d) of the 1934 Act for at least the twelve (12) months immediately preceding the date hereof. The Common Stock trades on the Nasdaq Stock Market.

                                   ARTICLE 2
                               REGISTRATION RIGHTS

     2.1 At the request of the Investor, the Company agrees to file a registration statement under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission ("SEC") to register the Shares issued pursuant to Section 1.1.2 of the Agreement (as amended hereby), as soon as practicable after the Second Closing Date and upon receipt of the request of the Investor. The Company shall use reasonable commercial efforts to respond to comments of the SEC within ten (10) business days of receipt of said comments and will use commercially reasonable efforts to cause the registration statement to be declared effective by the SEC within ninety (90) days of the receipt of the request from the Investor. The Company shall keep the registration statement continuously effective until the date occurring one year following the date on which the Shares were issued to the Investor pursuant to Section 1.1.2 of the Agreement (as amended hereby). The Company shall cause the related prospectus to be amended or supplemented by a required prospectus supplement pursuant to Rule 424 under the Act. Notwithstanding the foregoing, the Company may delay the filing of the registration statement for 180 days after receipt of the request from the Investor, if it furnishes to the Investor a certificate signed by the Chairman of the Board of Directors of the Company stating, that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and that it is therefore, essential to delay the filing of the registration statement.

     2.2 In addition, the Company hereby grants to the Investor piggyback registration rights with respect to the Shares issued to the Investor pursuant to Section 1.1.2 of the Agreement (as amended hereby) as set forth below. In the event the Company is filing a registration statement for itself or on behalf of any of its stockholders, the Company shall notify the Investor in writing reasonably in advance of such filing (but at least five business days) and give the Investor the opportunity to include all or any part of such Shares in the registration statement. If a registration statement under which the Company gives notice under this Article 2.2 is for an underwritten offering, then the Company shall so advise the Investor in the notice. In such event, the right of the Investor to include any of such Shares in a registration pursuant to this
Article 2.2 shall be conditioned upon the Investor's participation in such underwriting. The Investor shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Article 2.2, if the underwriter(s) determine(s) in good faith that market factors require a limitation of the number of shares to be underwritten, then the underwriter(s) may exclude shares from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting shall be allocated, first, to the Company, and second, on a pro rata basis, amongst the Shares issued to the Investor pursuant to Section 1.1.2 of


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the Agreement (as amended hereby) and any shares held by other stockholders of the Company who have piggyback registration rights.

                                   ARTICLE 3
                                  MISCELLANEOUS

     3.1 All terms used, but not defined, in this Amendment shall have the respective meanings set forth in the Agreement.

     3.2 This Amendment shall be effective for all purposes as of the Effective Date. Except as otherwise expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms.

     3.3 This Amendment shall be governed by, interpreted and construed in accordance with the laws of the State of California, without regard to conflict of law principles.

     3.4 This Amendment may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same document.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized officers as of the Effective Date.

                                        THE IMMUNE RESPONSE CORPORATION

                                        By    /s/ Dennis J. Carlo
                                              -------------------
                                              Dr. Dennis J. Carlo
                                              President and CEO


                                        TRINITY MEDICAL GROUP USA, INC.


                                        By    /s/ Vina Churdboonchart
                                              -----------------------
                                              President


                                        By    /s/ James S. Namnath
                                              --------------------
                                              Chief Executive Officer


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